Exhibit 8.1

MILBANK, TWEED, HADLEY & McCLOY LLP

1 CHASE MANHATTAN PLAZA

LOS ANGELES

213-892-4000

FAX: 213-629-5063

WASHINGTON, D.C.

202-835-7500

FAX: 202-835-7586

LONDON

44-20-7615-3000

FAX: 44-20-7615-3100

FRANKFURT

49-(0)69-71914-3400

FAX: 49-(0)69-71914-3500

MUNICH

49-89-25559-3600

FAX: 49-89-25559-3700

NEW YORK, NY 10005 212-530-5000 FAX: 212-530-5219 January 28, 2015

BEIJING

8610-5969-2700

FAX: 8610-5969-2707

HONG KONG

852-2971-4888

FAX: 852-2840-0792

SINGAPORE

65-6428-2400

FAX: 65-6428-2500

TOKYO

813-5410-2801

FAX: 813-5410-2891

SÃO PAULO

55-11-3927-7700

FAX: 55-11-3927-7777

Sol-Wind Renewable Power, LP
420 Lexington Avenue

New York, NY 10170

Ladies and Gentlemen:

We have acted as special tax counsel to Sol-Wind Renewable Power, LP, a Delaware limited partnership (“Sol-Wind”), in connection with the preparation and filing by Sol-Wind with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (Registration No. 333-201221) on Form S-1 dated December 23, 2014, as amended through the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to common units representing limited partner interests.

We have examined the Registration Statement and the Amended and Restated Agreement of Limited Partnership of Sol-Wind, filed as Exhibit 3.2 of the Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon, originals or duplicates or certified or conformed copies of such records, agreements, documents, other instruments, certificates or comparable documents of public officials and of officers and representatives of Sol-Wind, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We have assumed that any documents will be executed by the parties in the forms provided to and reviewed by us.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

The opinion set forth above is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Registration Statement, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth above. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP